PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated October 25, 2004)               REGISTRATION NO. 333-36490




                               [GRAPHIC OMITTED]





                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS (SM) Trust


         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Utilities HOLDERS" section of the base prospectus shall be replaced with the following:

                                                          Share       Primary
                   Name of Company             Ticker    Amounts  Trading Market
--------------------------------------------   -------   -------- --------------
American Electric Power Company, Inc.             AEP      14          NYSE
Centerpoint Energy, Inc.                          CNP      13          NYSE
Consolidated Edison, Inc.                          ED       9          NYSE
Dominion Resources, Inc.                           D       11          NYSE
Duke Energy Corporation                           DUK      30          NYSE
Dynegy, Inc.                                      DYN      12          NYSE
Edison International                              EIX      15          NYSE
El Paso Corporation                                EP      10          NYSE
Entergy Corporation                               ETR      10          NYSE
Exelon Corporation                                EXC      30          NYSE
FirstEnergy Corporation                            FE      10          NYSE
FPL Group, Inc.                                   FPL      16          NYSE
PG&E Corporation                                  PCG      17          NYSE
Progress Energy, Inc.                             PGN       7          NYSE
Public Service Enterprise Group Incorporated      PEG      10          NYSE
Reliant Resources, Inc.                           RRI   10.251839      NYSE
The Southern Company                               SO      29          NYSE
Texas Utilities Company                           TXU      12          NYSE
The Williams Companies, Inc.                      WMB      20          NYSE

-------------------

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2005.